SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2003

CORNERSTONE PROPANE PARTNERS, L.P
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	1-12499 (Commission File Number)	77-0439862 (IRS Employer Identification No.)

432 Westridge Drive, Watsonville, CA  95076
(Address of Principal Executive Offices, including  Zip Code)

(831) 724-1921
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

        Beginning on May 28, 2003, class action complaints were filed in the United States District Court for the Northern District of California.  The plaintiffs allege to have been holders of publicly traded securities of CornerStone Propane Partners L.P. (the “Partnership”) and purport to represent other similarly situated plaintiffs.  Defendants include the Partnership, certain current and former officers and directors of  the Partnership and the Partnership’s general partner, CornerStone Propane GP, Inc. (the “General Partner”), and Northwestern Corporation (“Northwestern”).  Northwestern is the former indirect owner of all of the equity interests of the General Partner.  The complaints allege, among other things, that between July, 1998 and February, 2003, the defendants made false and misleading statements and omissions regarding the Partnership’s business and operations, principally in press releases and filings with the Securities and Exchange Commission, which allegedly had the effect of artificially inflating the market price of the Partnership’s publicly traded securities and thereby constituting violations of, among other things,  Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10b-5 promulgated thereunder, and Section  20(a) of the Exchange Act.  As damages, the complaints seek recovery of an unstated amount of compensatory damages, attorneys fees, costs and interest.

                The Partnership is reviewing the complaints with its legal counsel.

SIGNATURES

                According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CornerStone Propane Partners, L.P.

/s/ Curtis G. Solsvig III
Date: June 9, 2003	By:	Curtis G. Solsvig III
	Its:	Chief Executive Officer